UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 Park Centre Dr., Salt Lake City, Utah              84121
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 13, 2009, the Company received a Nasdaq Staff Determination letter indicating that the Company fails to comply with Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.  Rule 5550(a)(2) requires that a listed company maintain a minimum bid price of at least $1.00 per share.

As a result of this noncompliance, the Company's securities are subject to potential delisting from The Nasdaq Stock Market.

The Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination and to request an extension of time, if necessary, for the Company to regain compliance with the minimum bid price requirement.  The Company’s request for a hearing will stay the delisting of the Company’s securities pending the hearing and a final determination by the Panel.  The Company expects to provide a plan of action as required, with the intention of returning to compliance with Nasdaq’s requirements.  There is no assurance the Panel will grant the Company's request for continued listing.

As required, the Company issued a press release in connection with the foregoing matter on October 15, 2009, a copy of which is attached hereto as Exhibit 99.

EXPLANATORY NOTE

The information in Item 7.01 and exhibit 99 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

On October 15, 2009, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits.  The following exhibit is filed with this Report on Form 8-K:

99          Press Release of Dynatronics Corporation dated October 15, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chief Executive Officer and President

Date:  October 15, 2009